Exhibit 99.1

New Energy Systems Group Appoints Mr. Elan Yaish, CPA as New Independent Director
Satisfies Independent Board Requirement to List on a Senior U.S. Stock Exchange

Press Release Source: New Energy Systems Group On Thursday June 17, 2010, 8:00 am EDT

NEW YORK and SHENZHEN, China, June 17 /PRNewswire-Asia-FirstCall/ -- New Energy Systems Group (OTC Bulletin Board:NEWN.ob - News) ("New Energy"), a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems, today announced the appointment of Mr. Elan Yaish, CPA as a new, independent member of the company's Board of Directors. Mr. Yaish will serve as the chairman of the Audit Committee. This new appointment increases the number of independent directors to three with the full board now comprised of a total of five members. As a result of this appointment, New Energy's board is now comprised of a majority of independent directors.

Mr. Nian Chen, Chief Executive Officer, commented, "We welcome Elan Yaish's participation as a new, independent member of the New Energy board and as chairman of the Audit Committee. Mr. Yaish has a strong accounting background and a successful track record of providing business and financial advisory services to companies in many countries, including China. With skills that cross several disciplines, from strategic planning to corporate finance, Mr. Yaish will bring additional perspective as we undertake new initiatives to increase our profitability and further enhance our internal infrastructure. Additionally, with Mr. Yaish's appointment, we believe we now meet the corporate governance requirements to list on a senior U.S. stock exchange."

Mr. Yaish currently serves as president of ERS Associates, Ltd. providing business and financial advisory services to publicly traded and privately held companies. He assists clients with strategic planning, M&A, and SEC reporting and compliance as well as stock exchange transitions. Previously, Mr. Yaish served as the CFO of publicly traded Manchester Technologies, Inc. He began his career at Deloitte & Touche where he served as a senior accountant. Mr. Yaish is a licensed CPA with a BS in Accounting from The Yeshiva University and is a member of the AICPA and NYSSCPA.

About New Energy Systems Group

New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems for mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The company's end-user consumer products are sold under the Anytone brand in China, and the company has begun expanding its international sales efforts. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products as well as its high-powered, lightweight lithium ion batteries. In addition to historically strong organic growth, New Energy anticipates that it will benefit from economies of scale, broader distribution, greater production capacity and higher profit margins in 2010. Additional information about the company is available at: http://www.newenergysystemsgroup.com .

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

    For more information, please contact:

    Crescendo Communications, LLC
     David Waldman or John Quirk
     Tel:   +1-212-671-1020
     Email: newn@crescendo-ir.com